UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Acorda Therapeutics, Inc. (the “Company”) convened its Special Meeting of Stockholders on July 31, 2020 (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on July 6, 2020 (the “Definitive Proxy Statement”).

Of the 47,981,098 shares if the Company’s common stock outstanding as of June 29, 2020 (the “Record Date”), 36,196,601 shares, or 75.43% were represented in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date.

The final voting results for Proposal Two and Proposal Three, as described in the Definitive Proxy Statement, are set forth below. In accordance with the authority granted pursuant to Proposal Three, the Special Meeting was adjourned in order to allow additional time for stockholders to vote on Proposal One. The adjourned Special Meeting will be reconvened at 9:00 a.m., Eastern Time, on August 28, 2020 at the Company’s principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. The matter of business before the reconvened Special Meeting will be for stockholders to vote on Proposal One, as described in the Definitive Proxy Statement. Stockholders have thus far strongly supported Proposal One. At the time the Special Meeting was convened on July 31, 2020, approximately 80% of the shares that had been voted on Proposal One had been voted in its favor. However, the favorable votes were less than the absolute majority of all outstanding shares on the record date for the Special Meeting needed for approval.

Proposal Two:  Reverse stock split proposal

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of the Company’s common stock, with such ratio to be determined in the discretion of the Company’s Board of Directors and at such time and date, if at all, as determined by the Company’s Board of Directors within one year after the conclusion of the Special Meeting, by the following vote:

Votes For	Votes Against	Abstentions
28,844,566	7,047,522	304,513

Proposal Three:  Adjournment proposal

The Company’s stockholders approved one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve either of Proposal One or Proposal Two at the time of the Special Meeting, or in the absence of a quorum, by the following vote:

Votes For	Votes Against	Abstentions
29,534,788	5,975,385	686,428

Item 8.01Financial Statements and Exhibits.

On July 31, 2020, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 31, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 31, 2020	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer